                                                                    EXHIBIT 10.5

                           ASSET PURCHASE AGREEMENT
                           ------------------------

     THIS ASSET PURCHASE AGREEMENT ("Agreement") effective as of September 28, 1998 (the "Closing Date"), by and among TEL-SUB CORP., a Washington corporation ("Buyer") TELEVAR ACQUISITION CORP., a Washington corporation, ("Parent"), TELEVAR, INC., a Washington corporation ("Seller") and Orca Technologies, Inc., a Utah corporation ("Orca").

                                    RECITALS

     A. Seller is engaged in the business of providing Internet access, content and consulting services (the "Business"). Orca is the sole shareholder of Seller.

     B. Seller now desires to sell, and Buyer desires to purchase, substantially all of Seller's assets, on the terms and conditions set forth in this Agreement.

                                   AGREEMENT

     In consideration of the covenants in this Agreement, the parties agree as follows:

                                   Section 1

                          Purchase and Sale of Assets.


     1.1. Purchase and Sale. On the Closing Date, subject to the terms and conditions contained herein, Seller will sell, transfer, assign, convey and deliver to Buyer, and Buyer will purchase from Seller, all of Seller's assets, properties and rights (except the Excluded Assets, as defined below), tangible and intangible, and wherever located which existed as of 5:00 p.m. Pacific Standard Time on September 25, 1998 (the "Assets"), including but not limited to, all of Seller's:

          a. tangible personal property (the "Personal Property"), including but not limited to computers, computer software and hardware, routers, modems, servers, office equipment, inventory, furniture in storage at Orca's facility in Bothell, Washington (including desks, workstations and reception counter), motor vehicles (including, without limitation, the Chevrolet Blazer currently leased by Televar), fixtures, drawings, designs and blueprints, materials and supplies, and spare and replacement parts;

          b. contracts, agreements, commitments, dial-up accounts, dedicated accounts, leases (including the lease of Seller's facility in Wenatchee, Washington) licenses, purchase orders, sales orders, and documents (the "Contracts");

           c. governmental licenses, permits, approvals, authorizations, consents, franchises, tariffs, orders and other registrations required for the conduct of the Business, to the extent that they are assignable (the "Licenses");

           d. patents, trademarks, trade names, including the exclusive right to use the names Televar, and all derivatives thereof, copyrights and service marks; all registrations therefor; all applications pending therefor; and all other proprietary rights and intangible property, such as trade secrets, technology, software, networks, operating systems, customer and supplier lists, customer contacts, web services, know-how, formulae, slogans, processes and operating rights (the "Intellectual Property");

           e.  accounts receivable (the "Accounts Receivable");

           f. prepaid and deferred items ("Prepaids"), including but not limited to prepaid access charges, taxes and unbilled charges and deposits;

           g. operating data and records, including but not limited to, financial and accounting records, correspondence, budgets, and engineering and manufacturing records ("Records");

           h.  goodwill; and

           i.  telephone lines and numbers.

     1.2. Excluded Assets. The Assets shall not include Seller's corporate seal, minute books, charter documents and corporate stock record books, and any assets set forth on Schedule 1.2 (collectively, the "Excluded Assets").

     1.3. Conveyance of Assets. Subject to the terms and conditions of this Agreement, the sale, assignment, transfer and delivery of the Assets, shall be effected by Seller's execution and delivery to Buyer at Closing of a General Assignment and Bill of Sale in substantially the form attached as Exhibit A (the "Bill of Sale") and all titles to any vehicles acquired by Buyer, together with any other instruments of transfer requested by Buyer, in form and substance sufficient to vest in Buyer all right, title and interest in and to such Assets, free and clear of any liens, claims or encumbrances of any kind except for those liens, claims or encumbrances listed on Schedule 1.3 (the "Permitted Liens"). Notwithstanding the foregoing, the Bill of Sale shall not be effective to assign any Contracts which are not assignable by their terms without the consent of the other parties thereto and which consent has not been obtained as of the Closing Date (the "Nonassignable Contracts") until such time as any such consents to assignment are obtained. Seller and Orca shall remain parties to the Nonassignable Contracts until the necessary consents to their assignment have been obtained and their assignment may be effected through the Bill of Sale or any such other assignment agreement required to be entered into by the other parties to such Nonassignable Contracts. Seller and Orca agree to (a) use their best efforts to obtain the consent to assignment of all Nonassignable Contracts as soon as practicable following the Closing Date and (b) continue to perform their obligations under such Nonassignable Contracts and to take all other necessary action to allow Buyer to enjoy the benefits of such Nonassignable Contracts until they may be assigned, provided that Buyer reimburses Seller or Orca for all payments required to be made under such Nonassignable Contracts in respect of periods (or portions thereof) commencing after the Closing Date.

      1.4. Further Assurances. Upon Buyer's request and without further consideration, Seller will take such further actions and will execute such further documents, on and after the Closing Date, as are reasonably necessary to
(a) place Buyer in possession and operating control of the Assets (including, without limitation, to effectively assign to Buyer all Nonassignable Contracts),
(b) vest in Buyer good, valid and marketable title to the Assets, free and clear of any liens, claims or encumbrances of any kind except for the Permitted Liens,
(c) complete the transactions described in this Agreement, and (d) comply with all laws and regulations applicable to such transactions.


                                   Section 2

                   Assignment and Assumption of Liabilities.

      2.1.  Assignment and Assumption.  On the Closing Date, as defined in
Section 4, Seller will assign to Buyer, and Buyer will assume, certain of Seller's liabilities and obligations known or existing as of the Closing Date (collectively, the "Liabilities"), pursuant to the terms of an Assignment and Assumption Agreement in substantially the form attached as Exhibit B (the "Assumption Agreement").

      2.2. Excluded Liabilities. Except as specifically set forth in the Assumption Agreement, Buyer will not assume and will not be liable for any liabilities of Seller, known or unknown, contingent or absolute, accrued or otherwise, including but not limited to liabilities or obligations of Seller (a) for Taxes, as defined in Section 6.6; (b) to Seller's shareholders, directors, officers or employees (including without limitation all (i) loans, and (ii) salaries, vacation pay, medical pay and other employee benefits or severance arrangements, earned or accrued through the Closing Date; (c) relating to Seller's or Orca's issuances of securities; (d) incurred in connection with distributions to shareholders or in connection with any corporate dissolution;
(e) under any "Environmental Law," as defined in Section 6.13; or (f) for any Indebtedness (as defined in Section 6.7) of Seller (except trade payables to the extent the same do not exceed $550,000).

                                   Section 3

                                Purchase Price.

     3.1. Consideration for Assets. In full consideration for the Assets, Buyer shall, simultaneously with the execution and delivery of this Agreement, issue and deliver to Seller 510 shares of common stock of Buyer, no par value (the "Shares") and assume the Liabilities pursuant to Section 2.1.

     3.2. Purchase Price for Shares. At the Closing, following issuance of the Shares to Seller, Seller shall sell, assign, transfer and deliver the Shares to Parent, and in full consideration for the Shares, Parent shall pay to Seller and Orca a total purchase price (the "Purchase Price") consisting of (i) a cash deposit in the amount of $50,000 which has been paid prior to the date hereof (the "Deposit") and (ii) a cash payment in the amount of $250,000 payable on the Closing Date (the "Closing Date Payment").

     3.3. Payment of Purchase Price. Subject to the terms and conditions of this Agreement, Parent shall pay the Closing Date Payment portion of the Purchase Price to Seller at Closing by delivery of immediately available good funds in the form of a check payable to the order of Seller or a transfer of funds to an account designated by Seller by wire transfer.

     3.4. Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets as set forth on Schedule 3.3. The parties agree that the fair market value of the Assets which constitute Class I, II, III, IV and V Assets (as defined in Treasure Regulation Section 1.1060-1T(d), as amended) will be as set forth on Internal Revenue Service Form 8594 in the form attached to this Agreement before Closing as Exhibit C (the "Form 8594"). The allocation set forth in the Form 8594 will be binding on Buyer and Seller for all federal, state and local tax purposes. Buyer and Seller agree to attach the Form 8594 in such form to their respective federal income tax returns filed under Section 1060 of the Internal Revenue Code, as amended, and the failure to do so will constitute a material breach of this Agreement.


                                   Section 4

                                    Closing.

     Subject to satisfaction of the closing conditions set forth in Section 9 and provided that this Agreement has not been terminated pursuant to Section 11, the closing of the transactions contemplated in this Agreement (the "Closing") shall take place at 10:00 a.m. on September 28, 1998 (the "Closing Date") at Orca's offices at 24000 35th Avenue Southeast, Suite 200, Bothell, Washington 98021, or at such other time and place as the parties may agree upon.

                                   Section 5

              Representations and Warranties of Buyer and Parent.
              --------------------------------------------------

     Buyer and Parent represent and warrant to Seller that the following are true and correct as of the date of this Agreement, and will be true and correct as of the Closing Date.

     5.1. Organization, Standing and Power. Each of Parent and Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Parent and Buyer has the corporate power to own and operate its properties and to carry on its business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a material adverse effect on Seller or Orca.
Neither Parent nor Buyer is in violation of any provisions of its Articles of Incorporation or Bylaws.

     5.2. Capital Structure. Buyer has an authorized capitalization consisting of 1000 shares of common stock, no par value. As of the Closing Date, 490 shares of common stock were issued (without giving effect to the issuance of the Shares to Seller pursuant to this Agreement).

     5.3. Authorization. Each of Parent and Buyer has taken all corporate action necessary to authorize execution and delivery of this Agreement and performance of its obligations hereunder. Each of Parent and Buyer has full corporate power and authority to enter into this Agreement and to carry out the terms hereof. Each of Parent and Buyer has duly executed and delivered this Agreement, and this Agreement is a valid and binding obligation of such Person, enforceable in accordance with its terms.

     5.4. No Violations; Consents. The execution, delivery and performance of this Agreement by each of Buyer and Parent will not conflict with, result in the breach of, or constitute a material default under: (a) the articles of incorporation or bylaws of such Person, or (b) any statute, order, injunction, judgment, decree, rule or regulation of any court or regulatory authority or governmental body applicable to such Person. No consent or approval by any third person or public authority is required to authorize, or is required in connection with, the execution, delivery or performance of this Agreement by Buyer and Parent, or (c) any note, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Buyer or Parent is party or by which either of them is bound. No consent or approval by any third person or public authority is required to authorize, or is required in connection with, the execution, delivery of performance of this Agreement by Buyer or Parent.

     5.5. Brokers. Neither Buyer nor Parent has entered into or authorized any arrangements with any broker, finder, or investment banker that will result in payment of a fee in connection with this transaction.

     5.6. Litigation. There is no action, dispute, claim, proceeding, suit, appeal or investigation pending or, to the knowledge of Buyer or Parent, threatened against Buyer, except as previously disclosed to Seller or Orca in writing, that questions the validity of this Agreement. To Buyer's and Parent's knowledge, there are no facts that could reasonably be expected to result in a judgment or other determination that would cause this Agreement to be prohibited or enjoined.

     5.7. Reliance. Buyer and Parent recognize and agree that Seller and its shareholders are relying upon the representations and warranties made by Buyer and Parent in this Agreement, notwithstanding any investigation by Seller and Orca.

     5.8. Disclosure. No representation or warranty by Buyer or Parent made in this Agreement, and no statement or certificate furnished or to be furnished by Buyer or Parent to Seller or Orca in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading.


                                   Section 6

               Representations and Warranties of Seller and Orca.

     Seller and Orca, jointly and severally, represent and warrant to Buyer that the following are true and correct as of the date of this Agreement, and will be true and correct as of the Closing Date:

     6.1. Authorization. Seller is a corporation, duly organized and validly existing under the laws of the State of Washington. Orca is a corporation, duly organized and validly existing under the laws of the State of Utah. Each of Orca and Seller has taken all corporate action necessary to authorize, and Seller's shareholder has approved, the execution and delivery of this Agreement and the performance of their respective obligations hereunder. Each of Orca and Seller has full corporate power and authority to enter into this Agreement and to carry out the terms hereof. Each of Orca and Seller has duly executed and delivered this Agreement, and this Agreement is a valid and binding obligation of each such Person, enforceable in accordance with its terms.

     6.2. No Violations. The execution, delivery and performance of this Agreement by Seller and Orca will not conflict with, result in the breach of, or constitute a material default under (a) their respective articles of incorporation or bylaws, (b) any note, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which

Seller or Orca is party or by which either of them is bound, or (c) any statute, order, injunction, judgment, decree, rule or regulation of any court or regulatory authority or governmental body applicable to either Orca or Seller.

     6.3. Consents. No consent or approval by any third person or public authority is required to authorize, or is required in connection with, the execution, delivery of performance of this Agreement by Seller and Orca.

     6.4. Financial Statements. Seller has furnished to Buyer Seller's preliminary, unaudited internal financial statements dated June 30, 1998 and Seller's internal unaudited financial statements for the fiscal year ended December 31, 1997 (the "Seller's Financial Statements"). The Seller's Financial Statements have been prepared on a basis consistent with past practices and fairly present, the financial condition of the Seller as of the dates specified and the results of its operations for the periods specified.

     6.5. Material Adverse Changes. There has been no material adverse change to Seller, the Assets or the Business since June 30, 1998.

     6.6. Taxes. Seller has timely paid all federal, state, local or foreign taxes, assessments, fees, imposts, levies and other charges, including without limitation all income, sales, use, business and occupation, withholding, payroll, employment, excise or property taxes or assessments, and interest and penalties thereon (collectively, "Taxes") that have become due and payable. Seller has timely filed all required returns and reports with respect to such Taxes. Seller has not waived any statute of limitations relating to Taxes. To the best of Seller's and Orca's knowledge, the charges, accruals and reserves shown in Seller's Financial Statements are adequate to cover all Taxes currently due and payable, except to the extent disclosed in notes to the Financial Statements. Seller is not subject to any dispute regarding Taxes. Seller is not a party to any Tax allocation or sharing agreement. No federal, state or local audits or administrative court proceedings are presently pending or, to the best of Seller's and Orca's knowledge, threatened with regard to any Taxes.

     6.7. Absence of Indebtedness and Other Obligations. Except as set forth in Seller's Financial Statements, (a) Seller has no Indebtedness (as defined below) of a material nature, and (b) Seller has, to the best of its knowledge, no other obligations of a material nature, whether accrued, absolute, contingent or otherwise (including without limitation liabilities as a surety or guarantor) and whether due or to become due, including without limitation any liabilities for Taxes. "Indebtedness" means (i) all indebtedness of Seller for borrowed money or for the deferred purchase price of property or services or obligations under capital leases, including without limitation any indebtedness of Seller with respect to any shareholder of Seller, and (ii) any other indebtedness of Seller which is evidenced by a note, bond, debenture or similar instrument.

     6.8.  Assets.

           6.8.1  Personal Property.  A complete and correct description of the
                  -----------------
Personal Property, except for the Excluded Assets, is set forth in the Bill of Sale. Except as set forth on Schedule 6.8.1, (a) Seller is not a party to any lease of personal property, (b) Seller owns the Personal Property free of all liabilities, claims, liens, sales agreements (conditional or otherwise), leases, or other encumbrances of any kind, and (c) to the best of Seller's and Orca's knowledge, all of the Personal Property is in good operating condition and free from material defects.

           6.8.2  Real Property.  Seller owns no real property. Schedule 6.8.2
                  -------------
sets forth all real property leased to Seller, specifying the location of the property, the square footage of the leased facility and the name of the lessor. Seller has not received any notice from any governmental agency, board or other authority with respect to a defect in or violation of law concerning the use of any of such real property. Except as set forth in Schedule 6.8.2, to the best of Seller's knowledge, there is no easement, right-of-way agreement, license, sublease, occupancy agreement or other encumbrance with respect to any of the leased real property.

           6.8.3  Contracts.  Schedule 6.8.3 sets forth a complete list of all
                  ---------
Contracts which will be assigned to Buyer pursuant to Section 1.1 of this Agreement (including, without limitation, the leases described in Section 6.8.2 above). Seller has provided Buyer with true and correct copies of each of such Contracts. Except as set forth in Schedule 6.8.3, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity (a) the Contracts are valid, binding and enforceable in accordance with their terms; (b) Seller has performed, or is now performing, the obligations of, and is not in material default (and would not by the lapse of time or the giving of notice be in material default) under, any Contract; (c) no party has raised any claim, dispute or controversy or withheld payments from Seller with respect to any Contract, which claim, dispute, controversy or withholding of payment could, if such party were to prevail, have a material adverse effect, either individually or in the aggregate, on the Contract; (d) to the best of the knowledge of Seller, no other party to a Contract is in material default or has breached any material term or provision of such Contract that has not previously been cured; and (e) Seller has not received notice or warning of alleged nonperformance, delay in delivery or other noncompliance with respect to any of the Contracts, nor any notice that the other parties may totally or partially terminate any of the Contracts. Except as set forth on

Schedule 6.8.3, no other party to a Contract is required to consent to the assignment of such Contract to Buyer.

           6.8.4  Intellectual Property Rights.  Schedule 6.8.4 sets forth a
                  ----------------------------
complete list of all Intellectual Property which will be assigned to Buyer pursuant to Section 1.1 of this Agreement. Seller owns, or has the right to use and transfer the Intellectual Property to Buyer, free and clear of all liabilities, claims, liens, licenses, or other encumbrances of any kind. To the best of Seller's and Orca's knowledge, Seller's use of the Intellectual Property has not conflicted with or infringed, and no one has asserted that such use conflicts with or infringes, upon any proprietary rights owned, possessed or used by any third party. Seller has not received notice of any claims, disputes, actions, proceedings, suits or appeals pending with respect to any of the Intellectual Property, and none has been threatened.

           6.8.5  Accounts Receivable.  Seller has furnished to Buyer a complete
                  -------------------
and accurate aging of Seller's Accounts Receivable as of September 21, 1998, which will be updated to be accurate and complete in all material respects as of the Closing Date. The Accounts Receivable (a) have arisen in the ordinary course of Seller's Business, (b) represent valid obligations due to Seller enforceable in accordance with their terms except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or (ii) general principles or equity which are within the discretion of courts of applicable jurisdiction, (c) have been collected or will be collected in the ordinary course of Seller's Business subject only to reserves for bad debts set forth on the Seller's Financial Statements, and (d) to the best of Seller's and Orca's knowledge, will not be subject to any recoupments, setoffs or counterclaims.

           6.8.6  Customer and Supplier Lists.  Schedule 6.8.6 sets forth (a) a
                  ---------------------------
true and correct list of Seller's ten largest customers in terms of sales, and
(b) a true and correct list of Seller's ten largest suppliers, in terms of purchases; both during the fiscal year ended December 31, 1997, and during the six months ended June 30, 1998. There has not been any material adverse change in the business relationship of Seller with any such customer or supplier since December 31, 1997. Seller has no reason to believe that any such customer or supplier intends to materially reduce the amount of business it conducts with Seller.

           6.8.7  Location of Points of Presence.  Schedule 6.8.7 sets forth a
                  ------------------------------
true and complete list of all locations of phone line connection, routers and points of presence used by Televar for each of its value added resellers (VARs).

     6.9. Compliance. Schedule 6.9 sets forth all governmental permits required to be obtained in order to operate the Business. Except as set forth on
Schedule 6.9, Seller
has all such permits. Seller has exercised and will exercise, until the Closing, its best efforts to maintain and operate the Assets in compliance with all applicable laws, ordinances, codes and regulations. Except as set forth on
Schedule 6.9 Seller has not received notice of violation of any applicable governmental permit, zoning regulation or ordinance, environmental, Federal Occupational, Safety and Hazards Act, or comparable state laws, regulations and rulings, or other law, order, regulation or requirement relating to the Business or the Assets, and so far as is known to Seller, there is no such violation.

     6.10. Certain Interests. No current or former shareholder of Seller and no entity owned or controlled by any of them (a) has any material interest in the Assets, (b) is indebted to Seller, or (c) has any financial interest, direct or indirect, in any supplier or customer of, or other outside business which has any transactions with, Seller.

     6.11. Employment Agreements. Seller is not a party to or bound by any employment, or consulting agreement, other than "at will" employment agreements, none of which contains any unusual term or conditions with the exception of Mr. Douglass Ebstyne's Employment Agreement, a copy of which has been provided to Buyer.

     6.12. Labor Matters. Seller is not a party to or bound by any collective bargaining or other labor contract. Seller is in compliance with applicable laws respecting employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice.

     6.13. Environmental Matters. To the best of Seller's and Orca's knowledge, the Business is and since its inception has been conducted in compliance with all Environmental Laws. To the best of Seller's and Orca's knowledge, no Hazardous Substance has been stored or disposed of in the conduct of the Business, except for lawful storage or disposal undertaken as part of the ordinary course of the Business in full compliance with all pertinent handling, storage, labeling, use, disposal and other applicable laws, regulations, and ordinances. "Hazardous Substance" means any hazardous, toxic, radioactive or infectious substance, material or waste as defined or listed under any Environmental Law. "Environmental Law" means any federal, state or local statute, regulation or ordinance pertaining to the protection of human health or the environment.

     6.14. Litigation. Except as set forth on Schedule 6.14 there is no action, dispute, claim, proceeding, suit, appeal or investigation pending or, to the knowledge of Seller or Orca, threatened against Seller, except as previously disclosed to Buyer in writing, that involves the Assets or that questions the validity of this Agreement. To Seller's knowledge, there are no facts that could reasonably be expected to result in a judgment or other determination that would have a material adverse effect on Seller or the Assets, or that would cause this Agreement to be prohibited or enjoined.

     6.15. Powers of Attorney. Seller does not have outstanding any power of attorney which relates to or could in any way affect the disposition of the Assets.

     6.16. Brokers. Neither Seller nor Orca has entered into or authorized any arrangements with any broker, finder, or investment banker that will result in payment of a fee in connection with this transaction.

     6.17. Reliance. Seller and Orca recognize and agree that Buyer and its shareholders are relying upon the representations and warranties made by Seller and Orca in this Agreement, notwithstanding any investigation by Buyer.

     6.18. Disclosure. No representation or warranty by Seller or Orca made in this Agreement, and no statement or certificate furnished or to be furnished by Seller or Orca to Buyer in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading.


                                   Section 7

                             Pre-Closing Covenants.

     7.1. Conduct of the Parties. Before the Closing, each of the parties will fully cooperate with the other parties and their counsel and accountants in connection with any steps required to be taken as part of the obligations of the parties under this Agreement. Each party will use its best efforts to close the transactions described by this Agreement, and will take no action inconsistent with its obligations under this Agreement or that could hinder or delay Closing, except that nothing in this Section will limit the rights of the parties under
Section 9 or 11. None of the parties will take any actions prior to the Closing that would cause their respective representations and warranties made in this Agreement to become untrue, without the other parties' prior written consent.

     7.2. Access to Properties, Books and Records. To permit Buyer to conduct its due diligence investigation, Seller and Orca will permit Buyer and its agents to have reasonable access to the premises in which Seller conducts its Business and to all of its books, records, and personnel files, and will furnish to Buyer such financial data, operating data, and other information as it shall reasonably request.

     7.3. Financial Examination. If Buyer, and its independent accountants determine that it is necessary or appropriate, Seller and Orca shall permit the audit or other examination by Buyer, or its independent public accounting firm of Seller's financial statements for the two most recent fiscal years, or such shorter period as Buyer deems appropriate, in its sole discretion. Fees incurred for the audit services shall be the responsibility of Buyer.

     7.4. Solicitation of Seller's Employees. Seller consents to Buyer's solicitation before the Closing of Seller's employees for employment with Buyer after the Closing. Buyer agrees to provide Seller with a list detailing which employees of Seller, Buyer desires to retain after the Closing Date.

     7.5. Operation of the Business. Before the Closing, unless otherwise agreed by Buyer, Seller and Orca agree to operate the Business as follows:

           7.5.1 Seller will operate the Business in a reasonable and prudent manner, in accordance with past practices to the extent such past practices are reasonable and prudent under current circumstances.

           7.5.2 Seller will retain all cash received from operations from and after the date hereof in Seller's operating account to be used only for operating expenses incurred in the ordinary course of business.

           7.5.3 Except as permitted under Section 7.5.4, Seller will not and will not agree to (a) transfer, lease, or dispose of any Asset, except in the ordinary course of the Business, (b) grant any powers of attorney pertaining in any way to the Assets, or (c) acquire any assets which would be material to the Business, without Buyer's prior written consent.

           7.5.4 Seller will not, and will not agree to, (a) merge or consolidate with, or sell the Assets to, any other entity, (b) make any distribution or dividend payments to shareholders, or (c) engage in any long-term borrowings. Orca will not, and will not agree to, sell its stock in Seller to a third person.

           7.5.5 Seller will not enter into any transaction, contract or commitment, except in the ordinary course of the Business.

           7.5.6 Seller will use its best efforts to (a) preserve its existing businesses and relationships with its employees, customers, suppliers and others, (b) preserve the Assets, and (c) conduct it business in compliance with all applicable laws and regulations.

           7.5.7 Seller will advise Buyer in writing of (a) any litigation or administrative proceeding that challenges or otherwise materially affects the transactions described in this Agreement, or (b) any material adverse change or any event, occurrence or circumstance which is likely to cause a material adverse change in the Assets or the Business.

           7.5.8 Seller will maintain its books and records in accordance with past practices, and will not change its accounting methods, policies or practices.

                                   Section 8

                              Further Agreements.

     8.1. News Releases. Except as otherwise required by law, neither Buyer, Parent, Seller, Orca, nor any person affiliated with any of them, will issue or approve a news release or other announcement concerning this Agreement or the transactions contemplated by this Agreement without the prior approval of the other parties as to the contents of the announcement and its release.

     8.2. Confidentiality. No information concerning one party that has been furnished to or obtained by any of the other parties in connection with this Agreement may be disclosed to any person other than in confidence to employees, legal counsel, financial advisers or independent public accountants who reasonably need to know such information in connection with the transactions contemplated by this Agreement and who agree to be bound by this Section. Notwithstanding the foregoing, this obligation shall not apply to information that (a) is, or becomes, publicly available from a source other than the other party; (b) was known and can be shown to have been known by the other party at the time of its receipt; (c) is received by the other party from a third party without breach of this Agreement; (d) is required by law or court order to be disclosed; or (e) is disclosed in accordance with the written consent of the other party.

     8.3.  Covenants Not to Compete or Solicit.

           8.3.1  Non-Competition Covenant.  Neither Seller nor Orca will,
                  ------------------------
without the prior written consent of Buyer or Parent, for a period of five (5) years following the Closing Date, directly or indirectly engage in, or have any interest in any corporation, partnership or other enterprise that engages in, any Competitive Activity in the States of Washington, Oregon, Montana or Idaho. "Competitive Activity" means the ownership, operation or management of a business engaged in proving Internet access, content for Internet users or consulting to or for the benefit of the foregoing. Competitive Activity does not include the ownership by Seller of equity securities in any publicly-traded corporation that does not exceed 5% of the outstanding capital stock of such corporation, or content that Orca transmits in the course of serving its software customers.

           8.3.2  Non-Solicitation Covenant.  Seller and Orca covenant and agree
                  -------------------------
that for a period of five years following the Closing Date, they shall not, directly or indirectly, for either of their benefit or for the benefit of any other person, with respect to the Business as conducted by Buyer or Parent (a) solicit any such business from any customer or supplier of Buyer or Parent, (b) induce or cause any customer to cease purchasing any service or product from Buyer or Parent or to terminate or change such customer's business relationship with Buyer or Parent in any manner, (c) induce or cause any supplier to cease providing or selling any service or product to Buyer or Parent or to terminate or change such supplier's business relationship with Buyer or Parent in any manner, or (d) induce or solicit any person who is then employed by Buyer or Parent to leave such employment or other position with Buyer or Parent or to accept any other employment or position.

           8.3.3  Reasonableness.  Seller and Orca acknowledge that the
                  --------------
covenants set forth in Section 8.3.1 and Section 8.3.2 do not (a) impose unreasonable restrictions or work a hardship on them, (b) are necessary and fundamental to the protection of the Business to be conducted by Buyer and Parent, (c) are reasonable as to scope, duration, and territory, (d) are given as a condition to Buyer and Parent entering into this Agreement, (e) are necessary to preserve the value of the Assets, and (f) are for the purpose of restricting the activities of Seller and Orca only to the extent necessary for the protection of the legitimate business interests of Buyer and Parent. Seller and Orca agree that such covenants are reasonable and do not and will not impose an undue hardship on them.

           8.3.4  Equitable Relief.  Seller and Orca acknowledge and agree (a)
                  ----------------
that any damages sustained by Buyer, Parent or their shareholders as a result of a breach of this Section 8.3 cannot be adequately remedied by damages, and (b) that Buyer, Parent or their shareholders, not withstanding any other provision of this Agreement, and in addition to any other remedy they may have under this Agreement or at law, shall be entitled to injunctive and other equitable relief to prevent or curtail any breach of any provision of this Section 8.3.

     8.4.  Relocation.  Buyer and Parent agree to use their reasonable best
           ----------
efforts to relocate Seller's operations currently located at Orca's premises in Bothell, Washington. Prior to relocating, Seller will pay monthly its pro rata share (based on Seller's proportionate use of square footage of such facility and the period of such use) of the rental payments and utility and other incidental costs relating to such facility.


                                   Section 9

                              Closing Conditions.

     9.1. Closing Conditions of Buyer and Parent. The obligations of Buyer and Parent to close the transactions described in this Agreement are subject to satisfaction, at or before the Closing, of each of the following conditions:

           9.1.1  Consents.  All releases, authorizations, consents, and
                  --------
approvals required to be obtained from any third-party, including the Seller's landlord, or any state or federal regulatory authority, have been obtained in a form satisfactory to Buyer and Parent.

           9.1.2  Representations, Warranties and Covenants.  The
                  -----------------------------------------
representations and warranties of Seller and Orca contained in this Agreement are true and correct as of the Closing Date in all material respects. Seller and Orca have performed, in all material respects, all covenants, obligations and agreements to be complied with and performed by them at or before the Closing Date.

           9.1.3  Litigation.  No litigation, investigation or proceeding has
                  ----------
been instituted or threatened by any third party which would materially adversely affect the ability of any party to this Agreement to comply with the provisions of this Agreement.

           9.1.4  Officer's Certificate.  Seller and Orca have each delivered to
                  ---------------------
Buyer and Parent an Officer's Certificate, in which the respective Chief Executive Officer of Seller and Orca certifies (a) satisfaction of the conditions set forth in Sections 9.1.1, 9.1.2 and 9.1.3 as of the Closing Date,
(b) copies of the resolutions of Seller's and Orca's Board of Directors and Seller's shareholders authorizing the execution, delivery and performance of this Agreement and all other agreements executed in connection with this Agreement, (c) copies of Seller's and Orca's certificate of incorporation and bylaws, and all amendments, and (d) a recent certificate of good standing of Seller and Orca from their respective states of incorporation.

           9.1.5  Corporate Approval.  The execution, delivery and performance
                  ------------------
of this Agreement have been approved by the Boards of Directors of Buyer, Parent, Orca and Seller.

           9.1.6  Due Diligence.  Buyer has completed its due diligence review
                  -------------
of the Assets and the Business and the results of such review are satisfactory to it in its sole discretion.

           9.1.7  Bankruptcy Claim.  Orca has assigned and transferred to
                  ----------------
Parent, in a form acceptable to Parent, all of Orca's rights and claims in that certain Chapter 11 bankruptcy proceeding pending with respect to Brigadoon.com, Inc.

           9.1.8  Conveyance.  Seller has executed and delivered to Buyer the
                  ----------
Bill of Sale, the titles to all vehicles contained in the Personal Property, and such other bills of sale, change of title forms, endorsements, assignments, tax forms and other instruments of conveyance of the Assets.

           9.1.9  Control of Assets.  All steps necessary or desirable to place
                  -----------------
Buyer in actual possession and operating control of the Assets have occurred.

           9.1.10 Other Agreements.  Seller has executed and delivered the
                  ----------------
Assumption Agreement to Buyer.

           9.1.11 Actions Satisfactory to Buyer's Counsel.  All actions,
                  ---------------------------------------
proceedings, instruments and documents required to be carried out by or in connection with this Agreement, and all other relevant legal matters, will be reasonably satisfactory to counsel for Buyer and Parent.

     9.2. Closing Conditions of Seller. The obligations of Seller to close the transactions described in this Agreement are subject to satisfaction, at or before the Closing, of each of the following conditions:

           9.2.1  Consents.  All third-party and governmental consents,
                  --------
approvals, authorizations and releases required to be obtained in order to permit Closing of the transactions described in this Agreement have been obtained in a form reasonably satisfactory to Seller.

           9.2.2  Representations, Warranties and Covenants.  The
                  -----------------------------------------
representations and warranties of Buyer and Parent contained in this Agreement are true and correct as if made at Closing in all material respects. Parent and Buyer have performed, in all material respects, all covenants, obligations and agreements to be complied with and performed by Parent and Buyer at or before the Closing Date.

           9.2.3  Litigation.  No litigation, investigation or proceeding has
                  ----------
been instituted or threatened by a third party which would materially adversely affect the ability of Seller to comply with the provisions of this Agreement.

           9.2.4  Officers' Certificate.  Buyer and Parent have delivered to
                  ---------------------
Seller an Officer's Certificate, certifying (a) satisfaction of the conditions set forth in Sections 9.2.1, 9.2.2 and 9.2.3 as of the Closing Date, and (b) copies of the resolutions of the Board of Directors of Buyer and Parent, respectively, authorizing the execution, delivery and performance of this Agreement.

           9.2.5  Agreements.  Buyer has executed and delivered the Assumption
                  ----------
Agreement.

           9.2.6  Actions Satisfactory to Seller's Counsel.  All actions,
                  ----------------------------------------
proceedings, instruments and documents required to be carried out by or in connection with this Agreement, and all other relevant legal matters, are reasonably satisfactory to Seller's counsel.

                                   Section 10

                                 Closing Costs.

     10.1.  Closing Costs and Prorations.

            10.1.1  Seller Closing Costs.  Except as otherwise agreed by the
                    --------------------
parties in writing, Seller will pay (a) any sums due with respect to licenses, fees, and charges related to the Assets and the discharge of any encumbrances affecting the Assets, except Permitted Liens, (b) the prorations described below, and (c) the other usual and customary closing costs paid by sellers.

            10.1.2  Buyer's Closing Costs.  Except as otherwise agreed by the
                    ---------------------
parties in writing, Buyer and Parent will pay (a) any recordation fees in connection with conveyance of the Assets, (b) all sales or use taxes on the conveyance of the tangible Personal Property, (c) the prorations described below, and (d) the other usual and customary closing costs paid by buyers.

            10.1.3  Prorations.  Except as required under the Assumption
                    ----------
Agreement, Buyer and Seller agree to pay their respective prorated shares of all operating expenses of the Business, included but not limited to real and personal property taxes and assessments, both general and special, due in the calendar year in which the Closing Date occurs, and rents, utility costs and incidental costs for such calendar year. All prorations shall be as of the Closing Date.

            10.1.4  Insurance.  Seller is solely responsible for insuring the
                    ---------
Assets against casualty and general private and public liability to and including the Closing Date. After the Closing Date, Buyer is solely responsible for obtaining replacement coverages.

     10.2. Other Costs, Expenses and Professional Fees. Except as provided otherwise in this Agreement, the parties each agree to bear their own costs and expenses, including without limitation all fees of attorneys, accountants, brokers and other service providers incurred in connection with the negotiation and preparation of this Agreement, and with any due diligence conducted, and documents required to be executed, in connection with this Agreement.


                                   Section 11

                                  Termination.

     11.1.  Right to Terminate.  This Agreement may be terminated:

                    a.  by written agreement of the parties;

                    b. by either Seller or Buyer if the Closing has not occurred on or before September 30, 1998, unless the terminating party's failure to fulfill or perform any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

                    c. by Buyer in the event the number of customer accounts of Seller is less than 12,500 (other than accounts of Brigadoon.com) as of the Closing Date.

     11.2. Effect of Termination. The party choosing to terminate this Agreement under Section 11.1 will give written notice of termination to the other party. The parties will thereafter be released from all liabilities and obligations arising under this Agreement, unless such termination arises from a breach of this Agreement or except as otherwise provided in this Agreement. Notwithstanding the foregoing, if this Agreement is terminated by Seller or by Buyer due to (a) Seller's failure to fulfill any of the conditions to Closing set forth in Section 9.1 prior to September 30, 1998 or (b) Buyer's failure to be satisfied with the results of its due diligence investigation conducted pursuant to Section 9.1.6, Seller shall return the Deposit to Buyer within two business days of such termination.


                                   Section 12

                           Survival; Indemnification.

     12.1. Survival. The representations, warranties, covenants and agreements of the parties contained in this Agreement or in any certificate or agreement delivered in accordance with this Agreement shall survive the execution and delivery of this Agreement, any investigation by or on behalf of any party, and the consummation of the transactions contemplated hereby.

     12.2. Indemnification by Seller and Orca. Seller and Orca, jointly and severally, shall indemnify Buyer, Parent and their shareholders and hold them harmless from and against all losses, costs, expenses, damages or liabilities, including reasonable attorney fees (collectively, "Damages"), incurred by Buyer, Parent or their shareholders as the result of or in connection with: (a) any breach or inaccuracy of any representation or warranty of Seller or Orca made in this Agreement, (b) any failure by Seller or Orca to fulfill any of their covenants or other agreements contained in this Agreement or in any agreement delivered pursuant to this Agreement, (c) any liability or obligation of Seller to any third party not expressly assumed by Buyer in accordance with the terms of this Agreement, (d) any governmentally required remedial action or cleanup arising out of or related to any uses of the real property occupied by the Business and occurring before the Closing Date, or (e) any environmental issues relating to any real property occupied by the Business, which existed or was caused by activities or occurring conditions existing prior to the Closing Date.

     12.3. Indemnification by Buyer and Parent. Buyer and Parent will indemnify Seller and Orca and hold them harmless from and against all Damages incurred by Seller or Orca by reason of or arising out of or in connection with:
(a) any breach or inaccuracy of any representation or warranty of Buyer or Parent made in this Agreement or (b) any failure by Buyer or Parent to fulfill any of Buyer's or Parent's covenants or other agreements contained in this Agreement or in any agreement delivered pursuant to this Agreement.

     12.4. Indemnification Period. Except as otherwise specified in this Agreement, no claim for indemnity will be effective if not made within two years after the Closing Date (the "Indemnification Period"). Claims (i) based upon the assertion that either the Seller or Orca had actual knowledge that a representation or warranty made by either of them was materially false when made or was made with the intent to deceive, and (ii) based on Sections 6.4, 6.8.1, 6.8.2, 6.9, 6.13, or 12.2.1(d) or (e), or (iii) arising with respect to Liabilities excluded from the Assets pursuant to Section 2.2 of this Agreement may be made at any time up to the applicable statute of limitations.

     12.5.  Indemnification Procedures.

            12.5.1  Claim Notice.  Any claim for indemnification under this
                    ------------
Section 12 must be made in writing and delivered as a notice by the party seeking indemnification to the party from whom indemnification is sought within the Indemnification Period, specifying in reasonable detail the nature and estimated amount of the claim.

            12.5.2  Third-Party Claims.  If the claim specified in the claim
                    ------------------
notice relates to a third-party claim, the indemnifying persons shall have 15 days after their receipt of the claim notice to notify the indemnified person whether the indemnifying persons agree that the claim is subject to indemnification pursuant to this Section 12 and whether the indemnifying persons elect to defend such third-party claim at their own expense. If the claim relates to a third-party claim that the indemnifying persons elect to defend, the indemnified person shall reasonably cooperate with such defense. The indemnified person shall, however, be entitled to participate in the defense or settlement of such a third-party claim through its own counsel and at its own expense and shall be entitled to approve or disapprove any proposed settlement that would impose a duty or obligation on the indemnified person. If the indemnifying persons do not timely elect to defend a third-party claim, or if the indemnifying persons fail to conduct such defense with reasonable diligence, the indemnified party may conduct the defense of, or settle, such claim at the risk and expense of the indemnifying persons.

            12.5.3  Claims Other Than Third-Party Claims.  If the claim does not
                    ------------------------------------
relate to a third-party claim, the indemnifying persons shall have 30 days after receipt of the claim notice to notify the indemnified party in writing whether the indemnifying persons accept liability for all or any part of the claim and the method and timing of any proposed payment. If the indemnifying persons do not so notify the indemnified party, the indemnifying persons shall be deemed to have accepted liability for all damages described in the claim notice.

     12.6. Limitation on Indemnification. Notwithstanding anything to the contrary contained herein, Seller and Orca shall have no obligation to indemnify Buyer and Parent for any Damages pursuant to Section 12.2 unless the aggregate amount of such Damages equals or exceeds $10,000 in which event Seller and Orca shall indemnify Buyer and Parent for the entire amount of such Damages. In addition, notwithstanding anything to the contrary contained herein, Buyer and Parent shall have no obligation to indemnify Seller and Orca for any Damages pursuant to Section 12.3 unless the aggregate amount of such Damages equals or exceeds $10,000 in which event Buyer and Parent shall indemnify Orca and Seller for the entire amount of such Damages.


                                   Section 13

                               Other Provisions.

     13.1.  Assignment; Benefit.  No party may voluntarily or involuntarily
            -------------------
assign its interest under this Agreement without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

     13.2.  Amendment; Waiver.  The provisions of this Agreement, or of any
            -----------------
agreement or document executed in connection with this Agreement, may be amended or waived only in writing by the party against which enforcement of such amendment or waiver is sought.

     13.3.  Severability.  If any portion of this Agreement is held to be
            ------------
invalid by a court of competent jurisdiction, the remaining terms of this Agreement shall remain in full force and effect to the extent possible.

     13.4.  Governing Law.  The construction and performance of this Agreement
            -------------
will be governed by the laws of the State of Washington (except for the choice of law provisions thereof). Any litigation or arbitration proceeding between the parties concerning this Agreement or the duties, obligations or actions of any party hereunder shall be filed in the State of Washington.

     13.5.  Independent Counsel.  Seller and Orca acknowledge that they have
            -------------------
been represented by independent legal counsel with regard to this Agreement, and have had an adequate opportunity to seek independent legal counsel with regard to all documents executed in connection with this Agreement. Seller and Orca acknowledge that Heller Ehrman White & McAuliffe have not represented either of them and Buyer and Parent acknowledge that Durham Evans Jones & Pinegar have not represented either of them.

     13.6.  Notices.  The parties shall deliver any notices required under this
            -------
Agreement in writing by personal or courier delivery, facsimile transmission, or by registered or certified U.S. mail, return receipt requested, postage prepaid, to the addresses set forth below, or the such other address as specified by a party in writing. Notices shall be deemed effective as of the date of personal or courier delivery, confirmed facsimile transmission, or the date on the U.S. postmark affixed to the notice.

     Executed on the date first written above.

                               TEL-SUB CORP.,
                               a Washington corporation

                               By:
                                  --------------------------------

                               Its:
                                   -------------------------------

                               TELEVAR ACQUISITION CORP.,
                               a Washington corporation

                               By:
                                  --------------------------------

                               Its:
                                   -------------------------------

                               TELEVAR, INC., a Utah corporation

                               By:
                                  --------------------------------

                               Its:
                                   -------------------------------

                               ORCA TECHNOLOGIES, INC., a Utah corporation

                               By:
                                  --------------------------------

                               Its:
                                   -------------------------------